Exhibit 1.1

Execution Version

ASHFORD HOSPITALITY PRIME, INC.

5.50% Series B Cumulative Convertible Preferred

UNDERWRITING AGREEMENT

April 26, 2016

FBR CAPITAL MARKETS & CO.

as the Underwriter

c/o FBR Capital Markets & Co.

1300 17th Street North

Arlington, Virginia 22209

Dear Sirs:

Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Operating Partnership”) and Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”) confirm their agreement with FBR Capital Markets & Co. (the “Underwriter”), with respect to the sale by the Company and the purchase by the Underwriter of 290,850 shares (the “Shares”) of 5.50% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”).

The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Securities Act Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-200718), and any amendments thereto, which became effective as of February 12, 2015, relating to the securities of the Company as described therein and the offering thereof from time to time in accordance with Rule 415(a)(1)(x) of the Securities Act Regulations, and such amendments thereof as may have been required to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, as amended, at the time of effectiveness of such registration statement or any part thereof for purposes of Section 11 of the Securities Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time.  For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System

(“EDGAR”).  All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”), that is deemed to be incorporated therein by reference therein.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Base Prospectus” means the prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on February 13, 2015, including any documents incorporated therein by reference.

The term “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Shares, together with the Base Prospectus attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference.

The term “Disclosure Package” means (i) the Preliminary Prospectus, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule I hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein).

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations.  The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The term “Prospectus” means the prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act after the Execution Time, together with the Base Prospectus attached to or used with such prospectus supplement, including any documents incorporated therein by reference.

The Company, the Operating Partnership and the Underwriter agree as follows:

1.                                      Sale and Purchase:

(a)                                 Shares.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per Share of $16.70 (inclusive of accrued and unpaid dividends thereon of $0.05 at the Closing Time), the Company agrees to sell to the Underwriter the Shares, and the Underwriter agrees to purchase the Shares, subject in each case, to such adjustments by the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares.  The aggregate purchase price for the Shares shall be further reduced by an amount equal to $67,692.43 in consideration of the financial advisory services provided by the Underwriter.

2.                                      Payment and Delivery

(a)                                 Shares.  The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company upon at least forty-eight hours’ prior notice.  The Company will cause the certificates representing the Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of Andrews Kurth LLP, 600 Travis St., Suite 4200, Houston, Texas 77002, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third business day after the date hereof (unless another time and date shall be agreed to by the Underwriter and the Company).  The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

3A.                             Representations and Warranties of the Company and the Operating Partnership:

The Company and the Operating Partnership represent and warrant to the Underwriter as of the date hereof, as of the Initial Sale Time (as defined below), and as of the Closing Time and agree with the Underwriter, that:

(a)                           The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act.  The Registration Statement meets, and the offering and sale of the Shares by the Company as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act.  The Company has not received from the Commission any requests for additional or supplemental information with respect to the Registration Statement.  No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the

Company on the part of the Commission for additional information with respect thereto has been complied with.

(b)                           The Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(c)                                  The Registration Statement, as of its effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of 5:00 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”) the Disclosure Package did not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, and at the Closing Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof).

(d)                                 Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superceded or modified.

(e)                                  The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(f)                                   Except for the Issuer Free Writing Prospectuses identified in Schedule I hereto, and any electronic road show relating to the public offering of shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any Free Writing Prospectus.

(g)                                  The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriter for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h)                                 The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any subsidiary is a party or otherwise.

(i)                                     Upon the conversion of the Shares and the issuance, in accordance with the Articles Supplementary relating to the Shares, of common stock of the Company, $0.01 par value per share (the “Common Stock”) thereunder, such Common Stock shall be will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim.

(j)                                    As soon as practicable following the Closing Time, the Shares and the Common Stock issuable upon conversion thereof will have been approved for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the NYSE shall have approved the Shares and the Common Stock issuable upon conversion for listing, it will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the NYSE’s listing standards not currently in effect upon the effectiveness of such requirements.

(k)                           This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, and constitutes a valid and binding agreement of the Company and the Operating Partnership.

(l)                               Except as otherwise disclosed in the Prospectus and Disclosure Package, since the date of the most recent financial statements incorporated by reference in the Disclosure Package: (A) there has not been any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise) or prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there has not been any transaction that is material to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise entered into or agreed to be entered into by the Company, the Operating Partnership or any of their subsidiaries, (C) there has not been any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Operating Partnership or any subsidiary that is material to the Company, the Operating Partnership and their subsidiaries considered as one enterprise, and (D) except for regular quarterly dividends on the common stock, regular dividends on preferred stock and regular quarterly distributions on the limited partner interests in the Operating Partnership (“OP Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.

(m)                       The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in both the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement and, as the sole managing member of the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

(n)                           The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in both the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.  The Company is the sole managing member of the sole general partner of the Operating Partnership.  The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in both the Prospectus and the Disclosure Package.  The Agreement of Limited Partnership of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(o)                           Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in both the Prospectus and the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.  All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (i) as described in both the Prospectus and the Disclosure Package and (ii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in both the Prospectus and the Disclosure Package.  None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.  The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 15, 2016.  For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership and its subsidiaries.

(p)                           Except as disclosed in both the Prospectus and the Disclosure Package, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, or from making any other distribution on such subsidiary’s equity interests, or from repaying to the Company or any other subsidiary any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(q)                           The authorized, issued and outstanding shares of capital stock of the Company are as set forth in both the Prospectus and the Disclosure Package under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in both the Prospectus and the Disclosure Package or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in both the Prospectus and the Disclosure Package, including OP Units).  The issued and outstanding shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The issued and outstanding OP Units have been duly authorized by the Operating Partnership and are validly issued and fully paid.  Other than the OP Units issued in the separation and distribution of the Company from Ashford Hospitality Trust, Inc., pursuant to the Company’s equity incentive plan or as otherwise described in filings with the Commission, there are no other OP Units outstanding.  The issuance of such OP Units was exempt from registration or qualification under the Securities Act and applicable state securities laws.  None of such OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity.  Except as set forth in the Prospectus, the Disclosure Package and the Preemptive Rights Side Letter, dated December 4, 2015, by and between the Company, the Operating Partnership, the Advisor, Forward Select Income Fund and Forward Real Estate Long/Short Fund (the “Side Letter”), there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(r)                              The Company and the subsidiaries are in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)                             There are no contracts, leases or other documents that are required to be described in the Disclosure Package that have not been so described as required.  All agreements between the Company or any of its subsidiaries and any other party expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements, except for any breach or default that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(t)                              The execution, delivery and performance of this Agreement by the Company and the Operating Partnership (as applicable), the issuance and delivery of the Shares and compliance by the Company and the Operating Partnership with the terms thereof and the consummation of the transactions contemplated by this Agreement will not: (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any subsidiary, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any subsidiary.

(u)                           No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Operating Partnership of each of this Agreement, the issuance and delivery of the Shares and compliance by the Company and the Operating Partnership with the terms hereof and the consummation of the transactions contemplated hereby except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the NYSE in connection with the sale of the Shares by the Company through the Underwriter.

(v)                           Each of BDO USA LLP, Ernst & Young LLP and Peterson Sullivan LLP, each of which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules incorporated by reference in both the Prospectus and the Disclosure Package, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and as required by the Securities Act and, solely with respect to BDO USA LLP and Ernst & Young LLP, the Public Company Accounting Oversight Board.

(w)                         The financial statements, together with the supporting schedules, incorporated by reference in both the Prospectus and the Disclosure Package present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto.

(x)                           Any statistical and market-related data included in both the Prospectus and the Disclosure Package are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(y)                           Except as disclosed in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, any subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in both the Prospectus and the Disclosure Package, or where in any such case (i) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such subsidiary and (ii) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(z)                            Neither the Company nor any of its subsidiaries has been notified that any officer or other key person of the Company, or a significant number of employees of the Advisor and its affiliates, plan to terminate his, her or their employment.  To the knowledge of the Company, no officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company as described in both the Prospectus and the Disclosure Package.

(aa)                    The Company and each subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intellectual Property Rights”) necessary to entitle the Company and each subsidiary to conduct its business as described in both the Prospectus and the Disclosure Package, and neither the Company nor any subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(bb)                    Each of the Company and the subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in both the Prospectus and the Disclosure Package. Neither the Company nor any of the subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in both the Prospectus and the Disclosure Package, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                      The Company and its subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all real property described in both the Prospectus and the Disclosure Package, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  Any real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment and personal property by the Company or such subsidiary.  The Company or a subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any subsidiary, that insures the Company’s or the subsidiary’s fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a subsidiary and secured by the real property.

(dd)                    All real property owned or leased by the Company or a subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures.  To the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property.  Except as described in both the Prospectus and the Disclosure Package, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ee)                      None of the Company and its subsidiaries that is party to any credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness (collectively, the “Loan Documents”) is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except for any default that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The Loan Documents encumbering any real property owned in fee or leased by the Company or a subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in the real property or in the Company, the Operating Partnership or any subsidiary, and none of the Company, the Operating Partnership or the subsidiaries hold a participating interest therein, (ii) except as set forth in both the Prospectus and the Disclosure Package, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the subsidiaries.

(ff)                        Each of the Company, the Operating Partnership and their subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the subsidiaries.  Except as disclosed in both the Prospectus and the Disclosure Package, no tax deficiency has been asserted against any such entity, and the Company, the Operating Partnership and their subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect.  All tax liabilities are adequately provided for on the respective books of the Company and the subsidiaries.

(gg)                      Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in both the Prospectus and the Disclosure Package will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(hh)                    Each of the Company and the subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(ii)                            Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(jj)                          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)                    The Company, the Operating Partnership and the subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.  The Company, the Operating Partnership and the subsidiaries have established and maintain effective internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act).  Such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and, except as described in both the Prospectus and the Disclosure Package, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no significant changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies.

(ll)                            Neither the Company nor any of the subsidiaries has received notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the subsidiaries.  The Company and the subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Except as otherwise disclosed in both the Prospectus and the Disclosure Package, (i) none of the Operating Partnership, the Company, any of the subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) none of the Operating Partnership, the Company, nor any of the subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters that, individually or in the aggregate, could have a Material Adverse Effect; (iv) none of the Operating Partnership, the Company, nor any of the subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in both the Prospectus and the Disclosure Package or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (v) the Real Property is not included or, to the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (the “CERCLA”) by the United States Environmental Protection Agency or, to the Operating Partnership’s and the Company’s

knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); (vi) in the operation of the Company’s and the Operating Partnership’s businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any material violation or material potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute.  There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the subsidiaries as a promoter, selling agent, trustee, officer, director or employee.  None of the Operating Partnership, the Company nor any subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title.  None of the Operating Partnership, the Company nor any subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect.  All liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Real Property) of the Operating Partnership or any of the subsidiaries that are required to be described in both the Prospectus and the Disclosure Package are disclosed therein.  To the Company’s knowledge, no lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No tenant under any lease pursuant to which the Operating Partnership or any of the subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect.

As used herein, “Hazardous Material” includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in both the Prospectus and the Disclosure Package (a “Governmental Authority”).

(mm)            The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”).  No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the subsidiaries would have any material liability; the Company and each of the subsidiaries have not incurred and do not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Code”).  Each “pension plan” for which the Company or any of its subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(nn)                    Commencing with the taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the current and proposed ownership and method of operation of the Company and the subsidiaries as described in both the Prospectus and the Disclosure Package will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2014 and thereafter.  The Operating Partnership is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.  The Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time.

(oo)                    None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, affiliate, agent, employee or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp)                    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq)                    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, affiliate, agent, employee or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:  (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  Since inception, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr)                          There are no persons with registration rights or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered for sale by the Company or the Operating Partnership under the Securities Act, other than pursuant to the Registration Rights Agreements filed as Exhibits 10.11 and 10.12 to the Company’s Registration Statement on Form S-11 (No. 333-192943) and as described in the Side Letter.

(ss)                        The statements set forth in both the Prospectus and the Disclosure Package under the captions “Description of Capital Stock,” “Description of the Series B Preferred Stock” and “Description of the Common Stock,” insofar as they purport to constitute a summary of the terms of the Shares, and under the captions “Material Federal Income Tax Considerations” and “Additional Federal Income Tax Considerations,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries of such matters in all material respects.

(tt)                          Except for the Underwriter’s discounts and commissions payable by the Company to the Underwriter in connection with the offering of the Shares contemplated herein or as otherwise disclosed in both the Prospectus and the Disclosure Package, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(uu)                    none of the Company, any of its subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of FINRA;

(vv)                    any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby;

(ww)                neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing

Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;

(xx)                    the execution and filing of Articles Supplementary relating to the Shares, as amended, have been duly authorized by the Company and the Articles Supplementary, as amended, have been executed in accordance with the Maryland General Corporation Law and have been filed with the Maryland State Department of Assessments and Taxation.

3B.                       Representation and Warranties of the Advisor:

The Advisor represents and warrants to the Underwriter, as of the date hereof, as of the Initial Sale Time and as of the Closing Time and agrees with the Underwriter that:

(a)                                 The Advisor has been duly organized and is validly exists as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own, lease and operate its properties and to conduct its business as described in both the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement.  The Advisor has no subsidiaries.  The Advisor is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not (A) reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, operations, management, earnings, properties, condition (financial or otherwise) or prospects of the Advisor or (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as an “Advisor Material Adverse Effect”).

(b)                                 No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Advisor’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated herein.

(c)                                  The Advisor is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Advisory Agreement, as described in both the Prospectus and the Disclosure Package.

(d)                                 Neither the Advisor nor any affiliate of the Advisor has taken, nor will the Advisor or any affiliate of the Advisor take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(e)                                  The Advisor is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its certificate of formation or limited liability company agreement, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which it or its properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect.

(f)                                   The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the certificate of formation or limited liability company agreement of the Advisor, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which the Advisor or its assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any subsidiary.

(g)                                  This Agreement has been duly authorized, executed and delivered by the Advisor and is a legal, valid and binding agreement of the Advisor.

(h)                                 The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes a legal, valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(i)                                     The Advisor has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.  The Advisor is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, the effect of which could reasonably be expected to result in an Advisor Material Adverse Effect.  No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in both the Prospectus and the Disclosure Package.  The Advisor is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in both the Prospectus and the Disclosure Package, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(j)                                    Except as otherwise stated therein, since the date as of which information is given in both the Prospectus and the Disclosure Package, (A) there has not been any Advisor Material Adverse Effect and (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Advisor, other than transactions in the ordinary course of business and transactions described in both the Prospectus and the Disclosure Package, as each may be amended or supplemented.

(k)                                 The Advisor has not been notified that any officer or other key person of the Company, or a significant number of employees of the Advisor and its affiliates, plan to terminate his, her or their employment.  Neither the Advisor nor, to the Advisor’s knowledge, any officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in both the Prospectus and the Disclosure Package.  The Advisor is not in violation of and has not received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have an Advisor Material Adverse Effect.  There are no existing or, to the knowledge of the Advisor, threatened labor disputes with the employees of the Advisor that could reasonably be expected to have, individually or in the aggregate, an Advisor Material Adverse Effect.

(l)                                     No relationship, direct or indirect, exists between or among the Advisor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Advisor, on the other, that is required by the Securities Act to be described in both the Prospectus and the Disclosure Package that is not so described in such documents.

(m)                             Except as disclosed in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor, threatened against the Company, any subsidiary or the Advisor or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in both the Prospectus and the Disclosure Package, or where in any such case (i) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Advisor and (ii) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(n)                                 The Advisor maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(o)                                 The Advisor maintains a system of internal control in place sufficient to provide reasonable assurance that:  (i) transactions that may be effectuated by the Advisor under the Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with the internal policies, controls and procedures of the Advisor.

(p)                                 The Advisor has not distributed any written materials in connection with the offer or sale of the Shares other than the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus.

(q)                                 The Advisor is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(r)                                    Except for the Underwriter’s discounts and commissions payable by the Company to the Underwriter in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Advisor has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the sale of the Shares contemplated hereby.

(s)                                   Any statistical and market-related data included in both the Prospectus and the Disclosure Package are based on or derived from sources that the Advisor believes, after reasonable inquiry, to be reliable and accurate.

4.                                      Certain Covenants:

The Company and the Operating Partnership hereby agree with the Underwriter:

(a)                                 to furnish such information as may be required and otherwise to  cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriter may designate and to maintain such qualifications in effect as long as requested by the Underwriter for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction;

(b)                                 to prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(c)                                  to furnish a copy of each proposed Free Writing Prospectus to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto;

(d)                                 to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(e)                                  to advise the Underwriter immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

(f)                                   to advise the Underwriter promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Underwriter or counsel for the Underwriter, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriter copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriter and to dealers, copies in such quantities and at such locations as the Underwriter may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or , in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the

Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;

(g)                                  to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(h)                                 prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing;

(i)                                     to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;

(j)                                    the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and the Subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(k)                                 not to, and to use its best efforts to cause its officers, directors and affiliates not to, prior to the Closing Time (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(l)                                     to use its best efforts to meet the requirements to qualify as a REIT under the Code for each of its taxable years until such time as the board of directors of the Company determined that it is no longer in the best interests of the Company to qualify as a REIT.

(m)                             to refrain, from the date hereof until 30 days after the date of the Prospectus, without the prior written consent of the Underwriter, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), the Preferred Stock or any series of preferred stock of the Company that is pari passu in right of the payment of dividends, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the any securities described in clause (i) of this Section 4(m), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to: (x)  the Shares to be sold hereunder or (y) the filing of any registration statement or amendment or supplement thereto (including any prospectus filed pursuant to Rule 424(b) under the Securities Act) in satisfaction of its obligations to the current holders of the Preferred Stock.

5.                                      Payment of Expenses:

(a)                                 The Company agrees to pay all costs and expenses incident to the  performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriter, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriter and to dealers (including costs of mailing and shipment), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (iv) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (v) the fees and expenses incurred in connection with the inclusion of the Shares on the NYSE; (vi) the reasonable fees and expenses of counsel to the Underwriter incurred in connection with this offering, in an amount not to exceed $50,000; (vii) making road show presentations with respect to the offering of the Shares, and (viii) the performance of the Company’s other obligations hereunder.  Upon the request of the Underwriter, the Company will provide funds in advance for filing fees.

(b)                                 If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement set forth in this Section 5, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than a termination pursuant to Section 7(iii), (iv), (v), (vi) or (vii)), the Company will reimburse the Underwriter for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriter’s counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by the Underwriter in connection with this Agreement or the transactions contemplated herein.

6.                                      Conditions of the Underwriter’s Obligations:

The obligations of the Underwriter hereunder to purchase Shares at the Closing Time are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time:

(a)                                 The  Company shall furnish to the Underwriter at the Closing Time an opinion and negative assurances statement of Andrews Kurth LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriter and dated the Closing Time and in form and substance satisfactory to Duane Morris LLP, counsel for the Underwriter.

(b)                                 The  Company shall furnish to the Underwriter at the Closing Time an opinion of Hogan Lovells US LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriter and dated the Closing Time and in form and substance satisfactory to Duane Morris LLP, counsel for the Underwriter.

(c)                                  On the date of this Agreement and at the Closing Time, the Underwriter shall have received from each of BDO USA LLP, Enrst & Young LLP and Peterson Sullivan LLP letters dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time shall use a “cut-off” date no more than five business days prior to such Closing Time.

(d)                                 The Underwriter shall have received at the Closing Time the favorable opinion of Duane Morris LLP, dated the Closing Time, addressed to the Underwriter and in form and substance satisfactory to the Underwriter .

(e)                                  No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriter shall have objected in writing.

(f)                                   Prior to the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(h)                                 Between the time of execution of this Agreement and the Closing Time there shall not have been any Material Adverse Effect or any prospective Material Adverse Effect, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its subsidiaries, in each case, which in the Underwriter’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(i)                                     The Shares and the Common Stock issuable upon conversion thereof shall have been approved for listing on the NYSE, subject to notice of issuance.

(j)                                    The Company will, at the Closing Time, deliver to the Underwriter a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Accounting Officer or Chief Financial Officer, to the effect that:

(i)            the representations and warranties of the Company, the Operating Partnership and the Advisor in this Agreement are true and correct, as if made on and as of the Closing Time, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened under the Securities Act;

(iii)          the signer of such certificate has carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto and any Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv)          subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as disclosed in the Prospectus, there has not been (a) any Material Adverse Effect, (b) any transaction that is material to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Operating Partnership or any subsidiary that is material to the Company, the Operating Partnership and their subsidiaries considered as one enterprise, except obligations incurred in the ordinary course of business or (d) except for regular quarterly dividends on the common stock, regular dividends on preferred stock and regular quarterly distributions on the OP Units, dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.

7.                                      Termination:

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, or material change in management of the Company or any subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Underwriter, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE or in the NASDAQ over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Underwriter, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Underwriter, could reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

8.                                      Indemnity and Contribution by the Company and the Underwriter:

(a)                                 The Company, the Operating Partnership, and the Advisor, jointly and severally, agree to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter from and against any loss, expense, liability, damage or claim

(including the reasonable cost of investigation) which the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required to retain, the Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus and the Prospectus as amended or supplemented by the Company) or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Shares, (whether in person or electronically) (such materials, the “Marketing Materials”), or (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, any omission or alleged omission from any such Issuer Free Writing Prospectus, the Prospectus or the Marketing Materials of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement or Prospectus.  The Company and the Underwriter acknowledge that no Marketing Materials have been provided to investors.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Company, the Operating Partnership and the Advisor pursuant to subsection (a) above, the Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses.  The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction.  Anything in this paragraph to the contrary notwithstanding, the Company, the Operating Partnership and the Advisor

shall not be liable for any settlement of any such claim or action effected without its written consent.

(b)                                 The Underwriter agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Advisor, each of their respective directors, each of the Company’s officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Preliminary Prospectus or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company expressly for use therein.  The statements set forth in the third paragraph under the caption “Underwriting,” and the statements set forth under the caption “Underwriting—Stabilization” and “Underwriting—Electronic Prospectus” the in the Preliminary Prospectus, the Disclosure Package and the Prospectus constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of Section 3A(c), Section 3A(d) and this Section 8.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company, or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company, the Operating Partnership or the Advisor of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay.  The Company, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the

Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Underwriter shall not be liable for any settlement of any such claim or action effected without the written consent of the Underwriter.

(c)                                  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Advisor, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership and the Advisor, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Operating Partnership and the Advisor, on the one hand, and of the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, the Operating Partnership and the Advisor bear to the underwriting discounts and commissions received by the Underwriter.  The relative fault of the Company, the Operating Partnership and the Advisor, on the one hand, and of the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Operating Partnership and the Advisor, on the one hand, or by the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)                                 The Company, the Operating Partnership, the Advisor and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.                                      Survival:

The indemnity and contribution agreements contained in Section 8, the covenants, warranties and representations of the Company and the Operating Partnership contained in Sections 3A, 4 and 5 of this Agreement, and the representations of the Advisor contained in Section 3B of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares.  The Company, and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

10.                               Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties.  The Underwriter undertakes to perform such duties and obligations only as expressly set forth herein.  Such duties and obligations of the Underwriter with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriter shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement.  The Company, the Operating Partnership and the Advisor each acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Operating Partnership and the Advisor, on the one hand, and the Underwriter, on the other hand, and each of the Company, the Operating Partnership and the Advisor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership, the Advisor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company, the Operating Partnership or the

Advisor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company, the Operating Partnership or the Advisor on other matters); and (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Operating Partnership or the Advisor and that the Underwriter has no obligation to disclose any of such interests.  Each of the Company, the Operating Partnership and the Advisor acknowledges that the Underwriter disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriter’s performance of the duties and obligations expressly set forth herein. Each of the Company, the Operating Partnership and the Advisor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

11.                               Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered to FBR Capital Markets & Co., 1300 17th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, the Operating Partnership or the Advisor shall be sufficient in all respects if delivered to the Company at the offices of the Company at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attention:  David Brooks.

12.                               Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.                               Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company, the Operating Partnership, the Advisor and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

14.                               Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.  A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Advisor and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, the Advisor and the Underwriter.

Very truly yours,

ASHFORD HOSPITALITY PRIME, INC.

		By:	/s/ David A. Brooks
Title: Chief Operating Officer, General Counsel and Secretary

ASHFORD HOSPITALITY PRIME
LIMITED PARTNERSHIP

		By:	Ashford Prime OP General Partner LLC,
As the sole general partner

		By:	Ashford Hospitality Prime, Inc.
As the sole managing member

		By:	/s/ David A. Brooks
Title: Chief Operating Officer, General Counsel and Secretary

ASHFORD HOSPITALITY ADVISORS LLC

		By:	/s/ David A. Brooks
Title: Chief Operating Officer, General Counsel and Secretary
Accepted and agreed to as
of the date first above written:

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dellisola
Title: Senior Managing Director

Schedule I

Issuer Free Writing Prospectuses

See attached.

S-1